Exhibit 3.11

Filed in the Office of	Business Number E0622132010-3
Barbara K. Cegavske	Filing Number 20201107390
Secretary of State State Of Nevada	Filed On 12/17/2020 9:39:00 PM
	Number of Pages 4

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Solar Wind Energy Tower, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series AA Preferred Stock of the Corporation be adopted and issued as follows:

1. Designation and Authorized Shares. The Corporation shall be authorized to issue 3,000,000 shares of Series AA Preferred Stock, par value $0.0001 per share (the "Series AA Preferred Stock").

2. Stated Value. The stated value of each issued shares of Series AA Preferred Stock shall be deemed to be $1.00 (the "Stated Value").

3. Voting. Except as otherwise expressly required by law, each holder of Series AA Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation on an as converted basis (see Exhibit A)

3. Effective date of filing: (optional) 12/18/2020

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

6. Fractional Shares. Preferred Stock may only be issued in whole shares and not in fractions of a share. If any interest in a fractional share of Preferred Stock would otherwise be deliverable to a person entitled to receive Preferred Stock, the Corporation shall make adjustment for such fractional share interest by rounding up to the next whole share of Preferred Stock.

7. Record Holders. The Corporation and its transfer agent, if any, for the Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

8. Form of Security. The Preferred Stock shall be issued as book-entry securities directly registered in the stockholder's name on the Corporation's books and records or, if requested by any holder of the Preferred Stock, such holder's shares may be issued in certificated form.

ANNEX A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to convert shares of the Series AA Preferred Stock)

The undersigned hereby elects to convert the number of shares of the Series AA Preferred Stock indicated below, into shares of common stock, $0.0001 par value per share (the "Common Stock"), of Solar Wind Energy Tower, Inc., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

Number of shares of Preferred Stock owned prior to Conversion

----
Number of shares of Preferred Stock to be Converted

Stated Value of shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

$0.___per share

Applicable Conversion Price

Number of shares of Preferred Stock subsequent to Conversion

[HOLDER]

By:_______________________
Name:
Title: